Exhbiit 5.1
SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	1200 G STREET, N.W. WASHINGTON, D.C. 20006 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

May 1, 2012

Box Ships Inc.
15, Karamanli Avenue
Voula, 16673
Athens, Greece

                      Re:           Box Ships Inc.

Ladies and Gentlemen:

We have acted as counsel to Box Ships Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 1, 2012, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings (collectively, the "Offering") of an aggregate of $500,000,000 of securities, including shares of the Company's common stock, including preferred stock purchase rights (the "Preferred Stock Purchase Rights"), par value $0.01 per share (the "Common Shares"), shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights") and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Stock Purchase Rights, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Rights, the "Securities").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the Stockholders Rights Agreement dated as of April 18, 2011 (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company; (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; and (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued.

Box Ships Inc.
May 1, 2012

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Securities consisting of Common Shares and Preferred Shares, including Common Shares or Preferred Shares issuable directly or upon conversion of securities issued pursuant to the terms of an indenture substantially in the form examined by us, a Warrant, a Purchase Contract, a Right, or as part of a Unit, when issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be duly authorized, validly issued, fully paid and non-assessable.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York: (i) the Preferred Stock Purchase Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; and (ii) the Debt Securities issued pursuant to an indenture substantially in the form examined by us, the Warrants, the Purchase Contracts, the Rights and the Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will constitute valid and legally binding obligations of the Company.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP
SK 27372 0001 1287496 v2